Exhibit 99.1

Surface Oncology to Collaborate with Merck on Immuno-Oncology Study Evaluating SRF388, Targeting IL-27, in Combination with KEYTRUDA® (pembrolizumab) in Patients with Solid Tumors
CAMBRIDGE, Mass., March 9, 2021: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, announced today it has entered into a clinical trial collaboration with Merck, known as MSD outside the United States and Canada, through a subsidiary, to evaluate the safety and efficacy of combining Surface’s SRF388, an investigational antibody therapy targeting IL-27, with Merck’s KEYTRUDA® (pembrolizumab), the first anti-PD-1 therapy approved in the United States. This combination will be studied as a component of the first-in-human Phase 1 study of SRF388 and will be evaluated in patients with solid tumors, with a focus on patients with liver cancer and kidney cancer.
“Surface is the only company with clinical-stage IL-27 research and we believe that this cytokine may play an important role in resistance to anti-PD-1 treatment,” said Rob Ross, M.D., incoming chief executive officer at Surface Oncology. “This collaboration with Merck will add an important dimension to the SRF388 clinical program and allow us to more rapidly assess its potential to deliver truly breakthrough therapies that can transform treatment for people with cancer.”
In November 2020, Surface announced that SRF388 achieved predefined criteria for advancement to the expansion stage of its ongoing Phase 1 trial. Detailed initial clinical results are expected to be reported at a medical conference in the first half of 2021.
KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA.
About SRF388:
SRF388 is a fully human anti-IL-27 antibody designed to inhibit the activity of this immunosuppressive cytokine. Surface Oncology has identified particular tumor types, including liver and kidney cancer, where IL-27 appears to play an important role in the immunosuppressive tumor microenvironment and may contribute to resistance to treatment with checkpoint inhibitors. SRF388 targets the rate-limiting p28 subunit of IL-27, and preclinical studies have shown that treatment with SRF388 blocks the immuno-suppressive biologic effects of IL-27, resulting in immune cell activation in combination with other cancer therapies including anti PD-1 therapy, as well as potent anti-tumor effects as a monotherapy. Furthermore, Surface Oncology has identified a potential biomarker associated with IL-27 that may be useful in helping to identify patients most likely to respond to SRF388. In November 2020, Surface announced that SRF388 was granted Orphan Drug designation and Fast Track designation for the treatment of hepatocellular carcinoma from the FDA.

About Surface Oncology:
Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its proprietary pipeline includes two wholly owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on depleting regulatory T cells via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (SRF813; preclinical). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.
Cautionary Note Regarding Forward-Looking Statements:
Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF114 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF114, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on our clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, both of which are available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.
Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

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